As filed with the Securities and Exchange Commission on August 12, 2004.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICA WEST HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	86-0847214 (I.R.S. Employer Identification No.)

111 W. RIO SALADO PARKWAY
TEMPE, ARIZONA 85281
(Address of Principal Executive Offices)

FUTURE CARE: AMERICA WEST AIRLINES
401(k) PLAN,
a.k.a., AMERICA WEST HOLDINGS CORPORATION
FUTURE CARE 401(k) PLAN
(Full title of the plan)

Derek J. Kerr
Chief Financial Officer and Senior Vice President
America West Holdings Corporation
111 W. Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore, Esq.
Cooley Godward LLP
One Maritime Plaza – 20th Floor
San Francisco, California 94111
(415) 693-2000
Fax (415) 951-3699

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Registration Fee
Class B Common Stock (par value $.01 per share)	4,500,000 shares	$5.44	$24,480,000	$3,101.62

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable to the Future Care: the America West Airlines 401(k) Plan, a.k.a. America West Holdings Corporation Future Care 401(k) Plan (the “Plan”), as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the common stock are based upon the average of the high and low prices of the Company’s common stock on August 10, 2004 as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,500,000 shares of the Registrant’s common stock to be issued pursuant to the Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Registration Statement on Form S-8, relating to the Plan (File No. 333-40486), as amended, previously filed with the Securities and Exchange Commission on June 29, 2000 is incorporated herein by reference. In addition, the following documents filed with the Commission by the Registrant are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2003;

     (b) Quarterly Report on Form 10-Q for the Registrant’s fiscal quarters ended March 31, 2004 and June 30, 2004; and

     (c) The Registrant’s proxy statement relating to its 2004 annual meeting of stockholders.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

     Registrant undertakes that it will submit or has submitted the Plan, as amended, to the Internal Revenue Service in a timely manner and will make or has made all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan, as amended, under Section 401 of the Internal Revenue Code of 1986.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP
23.2	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP
24.1	Power of Attorney is contained on the signature page to this Registration Statement

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, State of Arizona, on July 31, 2004.

By:	/s/ W. Douglas Parker
W. Douglas Parker
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Douglas Parker and Derek J. Kerr, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 31ST DAY OF JULY, 2004:

/s/ W. Douglas Parker	/s/ Richard C. Kraemer
W. Douglas Parker	Richard C. Kraemer
Chairman of the Board of Directors, Director,	Director
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Derek J. Kerr	/s/ Robert J. Miller
Derek J. Kerr
Senior Vice President and Chief Financial Officer	Robert J. Miller
(Principal Financial and Accounting Officer)	Director

/s/ Herbert M. Baum	/s/ Denise M. O'Leary
Herbert M. Baum	Denise M. O'Leary
Director	Director

/s/ Matthew J. Hart	/s/ Richard P. Schifter
Matthew J. Hart	Richard P. Schifter
Director	Director

/s/ John L. Goolsby	/s/ John F. Tierney
John L. Goolsby	John F. Tierney
Director	Director

/s/ Walter T. Klenz	/s/ J. Steven Whisler
Walter T. Klenz	J. Steven Whisler
Director	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP
23.2	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP
24.1	Power of Attorney is contained on the signature page to this Registration Statement